Exhibit (16)

PRICING AGREEMENT

Dated as of
April 27, 2021

Citigroup Global Markets Europe AG

Deutsche Bank Aktiengesellschaft

Morgan Stanley Europe SE

(as Representatives of the several Underwriters named in Schedule I hereto)

c/o          Morgan Stanley Europe SE

Grosse Gallusstrasse 18,

60312 Frankfurt-am-Main Germany

Dear Sirs:

US$ 2,000,000,000 0.875% Global Notes due 2024 (“2024 Notes”)

US$ 1,500,000,000 3.875% Global Notes due 2051 (“2051 Notes”)

The Republic of Italy (“Italy”) proposes, subject to the terms and conditions stated herein and in the Form Underwriting Agreement, filed as Exhibit B to the Registration Statement under Schedule B (333-234057) and incorporated by reference in the Registration Statement under Schedule B (333-249472) (the “Underwriting Agreement”), between Italy on the one hand and the parties thereto on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Subject to the amendments to the Underwriting Agreement set forth below, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of April 27, 2021, in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft and Morgan Stanley Europe SE.

The offering of the Designated Securities will be jointly lead-managed by Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft and Morgan Stanley Europe SE. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the addresses of the Representatives are set forth on Schedule II thereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

6

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, Italy agrees to issue and sell to each of the Underwriters, and the Underwriters agree, jointly and severally, to purchase from Italy, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriters in Schedule I hereto. The Underwriters agree to comply with the selling restrictions contained in Schedule II hereto.

The Underwriters and Italy hereby confirm that the only information the Underwriters have furnished to Italy expressly for use in the Prospectus, as amended, and the Free Writing Prospectus is as follows: (i) the list of entities to be specified as underwriters and their legal names set forth under “Underwriting” in the Free Writing Prospectus, and (ii) list of entities to be specified as underwriters, their legal names and corresponding principal amounts of notes set forth in the table of underwriters under “Underwriting” in the Prospectus, as amended.

In connection with this issue of Designated Securities, Morgan Stanley Europe SE (the “Stabilizing Manager”) (or any duly appointed person acting for the Stabilizing Manager) may over-allot Designated Securities or effect transactions with a view to supporting the market price of the Designated Securities at a level higher than that which might otherwise prevail for a limited period. However, there is no obligation on the Stabilizing Manager (or any agent of the Stabilizing Manager) to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilizing shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilizing shall be for the account of the Stabilizing Manager. The Underwriters acknowledge that Italy has not authorized the creation and issue of Designated Securities in excess of $3,500,000,000 in aggregate principal amount. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of any Stabilizing Manager) in accordance with all applicable laws and rules.

Solely for the purposes of the requirements of Article 9(8) of the MiFID product governance rules under EU Delegated Directive 2017/593 (the “MiFID II Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the MiFID II Product Governance Rules, (i) each of Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft and Morgan Stanley Europe SE (each, an “EEA Manufacturer” and, together, the “EEA Manufacturers”) acknowledges to each other EEA Manufacturer that it understands the responsibilities conferred upon it under the MiFID II Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Designated Securities and the related information set out in the Prospectus, as amended, in connection with the Designated Securities; and (ii) Italy and the other Underwriters note the application of the MiFID II Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Designated Securities by the EEA Manufacturers and the related information set out in the Prospectus, as amended, in connection with the Designated Securities.

Notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements, or understanding between any UK Bail-in Party and Italy, Italy acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

7

the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party to Italy under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK Bail-in Party or another person, and the issue to or conferral on the other Underwriters of such shares, securities or obligations;

the cancellation of the UK Bail-in Liability;

the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this provision, “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised. “UK Bail-in Party” means any Underwriter that is subject to UK Bail-in Legislation. “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and Italy. This letter may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which taken together constitute one and the same instrument. Transmission by telecopy of an executed counterpart of this letter will constitute due and sufficient delivery of such counterpart. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Italy for examination upon request.

8

Very truly yours,

REPUBLIC OF ITALY

By:	/s/ Davide Iacovoni
Name:	Davide Iacovoni
Director General – Treasury Department – Direction II
Ministry of Economy and Finance

Accepted as of the date hereof.

Citigroup Global Markets Europe AG

By:	/s/ Valerie Menoret	By:	/s/ Simisola Alabi
Name:	Valerie Menoret	Name:	Simisola Alabi
Authorised Signatory		Authorised Signatory

Deutsche Bank Aktiengesellschaft

By:	/s/ Neal Ganatra	By:	/s/ Achim Linsenmaier
Name:	Neal Ganatra	Name:	Achim Linsenmaier
Authorised Signatory

Morgan Stanley Europe SE

By:	/s/ F. Velten-Jareson	By:	/s/ Martin Bauch
Name:	F. Velten-Jareson	Name:	Martin Bauch
Authorised Signatory		Authorised Signatory

Accepted as of the date hereof.

Barclays Bank Ireland PLC

By:	/s/ Emily Wilson
Name:	Emily Wilson
Authorised Signatory

BNP Paribas

By:	/s/ Benedict Foster	By:	/s/ Hugh Pryse-Davies
Name:	Benedict Foster	Name:	Hugh Pryse-Davies
Authorised Signatory		Authorised Signatory

BofA Securities Europe SA

By:	/s/ Francois Planque
Name: Francois Planque
Authorised Signatory

Credit Agricole Corporate and Investment Bank

By:	/s/ Maurizio Gozzi	By:	/s/ Gianmarco Viglizzo
Name: Maurizio Gozzi		Name: Gianmarco Viglizzo
Authorised Signatory		Authorised Signatory

Goldman Sachs Bank Europe SE

By:	/s/ Edoardo Ravà	By:	/s/ Macario Prleto
Name: Edoardo Ravà		Name: Macario Prleto
Authorised Signatory		Authorised Signatory

HSBC Continental Europe

By:	/s/ Jérôme Pellet	By:	/s/ Jérôme Zecchini
Name: Jérôme Pellet		Name: Jérôme Zecchini
Authorised Signatory		Authorised Signatory

Intesa Sanpaolo S.p.A.

By:	/s/ Pantaleo Cucinotta	By:	/s/ Cristina Di Luzio
Name: Pantaleo Cucinotta		Name: Cristina Di Luzio
Authorised Signatory		Authorised Signatory

J.P. Morgan A.G.

By:	/s/ Chiara Bovo	By:	/s/ Michele Cortiula
Name: Chiara Bovo		Name: Michele Cortiula
Authorised Signatory		Authorised Signatory

MPS Capital Services Banca per le Imprese S.p.A.

By:	/s/ Gabriele Melgrati
Name: Gabriele Melgrati
Authorised Signatory

NatWest Markets N.V.

By:	/s/ Uzo Onwere
Name: Uzo Onwere
Authorised Signatory

Nomura Financial Products Europe GmbH

By:	/s/ Garry Jaskierowicz
Name: Garry Jaskierowicz
Authorised Signatory

Société Générale

By:	/s/ Michele Cortese
Name: Michele Cortese
Authorised Signatory

Unicredit S.p.A.

By:	/s/ Luca Falco	By:	/s/ Pietro Bianculli
Name: Luca Falco		Name: Pietro Bianculli
Authorised Signatory		Authorised Signatory

SCHEDULE I

		Principal Amount
		of 2024 Notes
Underwriter		to be Purchased
Morgan Stanley Europe SE	US$	623,300,000
Citigroup Global Markets Europe AG	US$	623,300,000
Deutsche Bank Aktiengesellschaft	US$	623,400,000
Barclays Bank Ireland PLC	US$	10,000,000
BofA Securities Europe SA	US$	10,000,000
Crédit Agricole Corporate and Investment Bank	US$	10,000,000
Goldman Sachs Bank Europe SE	US$	10,000,000
BNP Paribas	US$	10,000,000
HSBC Continental Europe	US$	10,000,000
Intesa Sanpaolo S.p.A.	US$	10,000,000
J.P. Morgan AG	US$	10,000,000
MPS Capital Services Banca Per Le Imprese S.p.A.	US$	10,000,000
NatWest Markets N.V.	US$	10,000,000
Nomura Financial Products Europe GmbH	US$	10,000,000
Société Générale	US$	10,000,000
Unicredit S.p.A.	US$	10,000,000
Total	US$	2,000,000,000

		Principal Amount
		of 2051 Notes
Underwriter		to be Purchased
Morgan Stanley Europe SE	US$	467,500,000
Citigroup Global Markets Europe AG	US$	467,500,000
Deutsche Bank Aktiengesellschaft	US$	467,500,000
Barclays Bank Ireland PLC	US$	7,500,000
BofA Securities Europe SA	US$	7,500,000
Crédit Agricole Corporate and Investment Bank	US$	7,500,000
Goldman Sachs Bank Europe SE	US$	7,500,000
BNP Paribas	US$	7,500,000
HSBC Continental Europe	US$	7,500,000
Intesa Sanpaolo S.p.A.	US$	7,500,000
J.P. Morgan AG	US$	7,500,000
MPS Capital Services Banca Per Le Imprese S.p.A.	US$	7,500,000
NatWest Markets N.V.	US$	7,500,000
Nomura Financial Products Europe GmbH	US$	7,500,000
Société Générale	US$	7,500,000
Unicredit S.p.A.	US$	7,500,000
Total	US$	1,500,000,000

I - 1

SCHEDULE II

Title of Designated Securities:

US$ 2,000,000,000 0.875% Global Notes due 2024 (the "Securities").

Aggregate principal amount:

US$ 2,000,000,000

Price to Public:

99.673% of the principal amount of the Securities.

Purchase Price by Underwriters:

99.573% of the principal amount of the Securities.

Underwriting commission:

0.10% of the principal amount of the Securities.

Specified funds for payment of purchase price:

Book-entry transfer in immediately available funds.

Fiscal Agency Agreement:

Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank, N.A., as Fiscal Agent.

Maturity Date:

May 6, 2024, at par.

Interest Rate:

The Securities will bear interest at the rate of 0.875% per annum payable semi-annually in arrears.

Collective Action Clauses:

The Fiscal Agency Agreement and the Securities include collective action clauses.

Interest Payment Dates:

May 6 and November 6 of each year, commencing November 6, 2021 (each an "Interest Payment Date"), with interest accruing from May 6, 2021, provided such day is a Banking Day. If any Interest Payment Date is not a Banking Day, payment shall be made on the immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be paid to the persons in whose names the Securities are registered at the close of business on the preceding April 22 and October 23 as the case may be (the "Record Date"). "Banking Day" means any day that is a day on which banking institutions in The City of New York are not generally authorized or obligated by law, regulation or executive order to close. Interest will be calculated on the basis of a 360-year of twelve 30-day months.

Redemption:

The Notes are redeemable by Italy under the mandatory redemption provisions or at Italy’s election.

Sinking Fund Provisions:

None.

Time of Delivery:

2 p.m., London time, on May 6, 2021 or as otherwise agreed by Italy and the Underwriters (the "Closing Date").

Names and addresses for Notices, etc.:

Citigroup Global Markets Europe AG

Reuterweg 16

60323 Frankfurt am Main

Germany

Attention: Fixed Income Syndicate Desk

Tel: +49 69 1366 8362

Email: mtndesk@citi.com

Deutsche Bank Aktiengesellschaft

Mainzer Landstraße 11-17

60329 Frankfurt am Main

Germany

Attention: DCM Syndicate Desk

Tel: +49 69 910 30725

Email: grs.fft-admin@db.com

Morgan Stanley Europe SE

Grosse Gallusstrasse 18,

60312 Frankfurt-am-Main Germany

Attention: Head of Transaction Management Group, Global Capital Markets

Tel: +44 20 7677 4799

Email: tmglondon@morganstanley.com

Selling Restrictions:

Designated Securities to be sold within the United States in circumstances under which Securities Act registration is required will be registered under such Act and accordingly such Act will not prohibit offers and sales in the United States or to or for the account of a U.S. person. Any such sales must be made in accordance with the provisions of the Securities Act, the Exchange Act and any applicable State Law.

Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, has severally represented to and agreed that it and each such affiliate has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended) with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Each Underwriter severally represents and warrants to, and agrees with, Italy that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Designated Securities to any retail investor in the United Kingdom. For the purposes of this provision the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities.

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents to and agrees with Italy and the other Underwriters that it and each such affiliate (i) is purchasing Designated Securities as principal and, in connection with the initial offering of the Designated Securities, has not offered or sold, and will not offer or sell, any Designated Securities, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except in compliance with the Financial Instruments and Exchange Law of Japan and all other applicable laws, regulations and ministerial guidelines of Japan, and (ii) will cause any securities dealer to whom it sells Designated Securities to agree that it is purchasing such Designated Securities as principal and that it has not offered or sold, and will not offer or sell, any Designated Securities, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except as aforesaid).

The Designated Securities may not be offered, sold or delivered and neither the Prospectus nor any other document relating to the Designated Securities may be distributed or made available in Italy except (i) to “qualified investors” (investitori qualificati) as defined in Regulation (EU) 2017/1129 of June 14, 2017 (the “Prospectus Regulation”, as amended); or (ii) in any other circumstances which are exempted from the rules on public offerings as provided under the Prospectus Regulation, Legislative Decree No. 58 of February 24, 1998, as amended or CONSOB Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the Designated Securities or distribution of copies of this prospectus supplement or any other documents relating to the Designated Securities in Italy must be, in any event, conducted in compliance with any Italian securities, tax, exchange control and any other applicable laws, including any requirements or limitations which may be imposed, from time to time, by CONSOB, the Bank of Italy or any other Italian competent authority.

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents to and agrees with Italy and the other Underwriters that it and each such affiliate will not offer, sell or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus and Prospectus Supplement or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that to the best knowledge and belief of such Underwriter or affiliate (as applicable) will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on Italy except as set forth in the Underwriting Agreement.

Except for the qualification of the Designated Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Underwriters may designate pursuant to the Underwriting Agreement, each Underwriter severally agrees with Italy and the other Underwriters that it and its respective affiliates will obtain any consent, approval or authorization required by them for the subscription, offer or sale by them of any of the Designated Securities under the laws and regulations in force in any jurisdiction outside the United States to which they are subject or in or from which they make such subscription, offer or sale of any of the Designated Securities.

The Designated Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Listing:

Application has been made to list the Securities on the Luxembourg Stock Exchange and EuroMOT (Mercato Telematico Eurobbligazioni).

Notification of U.S. Sales:

The Underwriters and Italy agree, within seven business days following the closing of the transaction contemplated hereby, to report by email or facsimile to Skadden, Arps, Slate, Meagher & Flom (UK) LLP (facsimile +44 20 7519 7070, attention Lorenzo A. Corte) the aggregate principal amount of Designated Securities sold by such Underwriters in the United States as part of their primary distribution.

Title of Designated Securities:

US$ 1,500,000,000 3.875% Global Notes due 2051 (the "Securities").

Aggregate principal amount:

US$ 1,500,000,000

Price to Public:

98.897% of the principal amount of the Securities.

Purchase Price by Underwriters:

98.647% of the principal amount of the Securities.

Underwriting commission:

0.25% of the principal amount of the Securities.

Specified funds for payment of purchase price:

Book-entry transfer in immediately available funds.

Fiscal Agency Agreement:

Fiscal Agency Agreement, dated as of January 29, 2013, between Italy and Citibank, N.A., as Fiscal Agent.

Maturity Date:

May 6. 2051, at par.

Interest Rate:

The Securities will bear interest at the rate of 3.875% per annum payable semi-annually in arrears.

Collective Action Clauses:

The Fiscal Agency Agreement and the Securities include collective action clauses.

Interest Payment Dates:

May 6 and November 6 of each year, commencing November 6, 2021 (each an "Interest Payment Date"), with interest accruing from May 6, 2021, provided such day is a Banking Day. If any Interest Payment Date is not a Banking Day, payment shall be made on the immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be paid to the persons in whose names the Securities are registered at the close of business on the preceding April 22 and October 23 as the case may be (the "Record Date"). "Banking Day" means any day that is a day on which banking institutions in The City of New York are not generally authorized or obligated by law, regulation or executive order to close. Interest will be calculated on the basis of a 360-year of twelve 30-day months.

Redemption:

The Notes are redeemable by Italy under the mandatory redemption provisions or at Italy’s election.

Sinking Fund Provisions:

None.

Time of Delivery:

2 p.m., London time, on May 6, 2051 or as otherwise agreed by Italy and the Underwriters (the "Closing Date").

Names and addresses for Notices, etc.:

Citigroup Global Markets Europe AG

Reuterweg 16

60323 Frankfurt am Main

Germany

Attention: Fixed Income Syndicate Desk

Tel: +49 69 1366 8362

Email: mtndesk@citi.com

Deutsche Bank Aktiengesellschaft

Mainzer Landstraße 11-17

60329 Frankfurt am Main

Germany

Attention: DCM Syndicate Desk

Tel: +49 69 910 30725

Email: grs.fft-admin@db.com

Morgan Stanley Europe SE

Grosse Gallusstrasse 18,

60312 Frankfurt-am-Main Germany

Attention: Head of Transaction Management Group, Global Capital Markets

Tel: +44 20 7677 4799

Email: tmglondon@morganstanley.com

Selling Restrictions:

(a)	Designated Securities to be sold within the United States in circumstances under which Securities Act registration is required will be registered under such Act and accordingly such Act will not prohibit offers and sales in the United States or to or for the account of a U.S. person. Any such sales must be made in accordance with the provisions of the Securities Act, the Exchange Act and any applicable State Law.

(b)	Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, has severally represented to and agreed that it and each such affiliate has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended) with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(c)	Each Underwriter severally represents and warrants to, and agrees with, Italy that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Designated Securities to any retail investor in the United Kingdom. For the purposes of this provision the expression "retail investor" means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities.

(d)	Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents to and agrees with Italy and the other Underwriters that it and each such affiliate (i) is purchasing Designated Securities as principal and, in connection with the initial offering of the Designated Securities, has not offered or sold, and will not offer or sell, any Designated Securities, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except in compliance with the Financial Instruments and Exchange Law of Japan and all other applicable laws, regulations and ministerial guidelines of Japan, and (ii) will cause any securities dealer to whom it sells Designated Securities to agree that it is purchasing such Designated Securities as principal and that it has not offered or sold, and will not offer or sell, any Designated Securities, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except as aforesaid).

(e)	The Designated Securities may not be offered, sold or delivered and neither the Prospectus nor any other document relating to the Designated Securities may be distributed or made available in Italy except (i) to “qualified investors” (investitori qualificati) as defined in Regulation (EU) 2017/1129 of June 14, 2017 (the “Prospectus Regulation”, as amended); or (ii) in any other circumstances which are exempted from the rules on public offerings as provided under the Prospectus Regulation, Legislative Decree No. 58 of February 24, 1998, as amended or CONSOB Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the Designated Securities or distribution of copies of this prospectus supplement or any other documents relating to the Designated Securities in Italy must be, in any event, conducted in compliance with any Italian securities, tax, exchange control and any other applicable laws, including any requirements or limitations which may be imposed, from time to time, by CONSOB, the Bank of Italy or any other Italian competent authority.

(f)	Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Designated Securities, severally represents to and agrees with Italy and the other Underwriters that it and each such affiliate will not offer, sell or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus and Prospectus Supplement or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that to the best knowledge and belief of such Underwriter or affiliate (as applicable) will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on Italy except as set forth in the Underwriting Agreement.

(g)	Except for the qualification of the Designated Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Underwriters may designate pursuant to the Underwriting Agreement, each Underwriter severally agrees with Italy and the other Underwriters that it and its respective affiliates will obtain any consent, approval or authorization required by them for the subscription, offer or sale by them of any of the Designated Securities under the laws and regulations in force in any jurisdiction outside the United States to which they are subject or in or from which they make such subscription, offer or sale of any of the Designated Securities.

(h)	The Designated Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Listing:

Application has been made to list the Securities on the Luxembourg Stock Exchange and EuroMOT (Mercato Telematico Eurobbligazioni).

Notification of U.S. Sales:

The Underwriters and Italy agree, within seven business days following the closing of the transaction contemplated hereby, to report by email or facsimile to Skadden, Arps, Slate, Meagher & Flom (UK) LLP (facsimile +44 20 7519 7070, attention Lorenzo A. Corte) the aggregate principal amount of Designated Securities sold by such Underwriters in the United States as part of their primary distribution.

SCHEDULE III

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-249472

FREE WRITING PROSPECTUS RULE 433

FINAL PRICING ANNOUNCEMENT

Issuer:

The Republic of Italy.

Securities Offered:

US$ 2,000,000,000 principal amount of 0.875% Notes due 2024 (the “Notes”).

Maturity Date:

May 6, 2024.

Spread to Treasury:

63.475 bps

Treasury Yield:

0.986%

Benchmark Treasury:

UST 0.375% due April 15, 2024.

Redemption Basis:

At par.

Initial Price to Public:

99.673% of the principal amount of the Notes.

Purchase Price by the Underwriters:

99.573% of the principal amount of the Notes.

Underwriting Commission:

0.10% of the principal amount of the Notes.

Interest Rate:

The Notes will bear interest from May 6, 2021 at the rate of 0.875% per annum, payable on November 6, 2021 and thereafter semi-annually in arrears.

Interest Payment Dates:

May 6 and November 6 of each year commencing November 6, 2021, unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the interest Payment Date shall be the immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be paid to the persons in whose names the Notes are registered at the close of business on the preceding April 22 and October 23 as the case may be (the "Record Date"). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. "Banking Day" means any day that is a day on which banking institutions in The City of New York are not generally authorized or obligated by law, regulation or executive order to close.

Listing:

Application has been made to list the Notes on the Luxembourg Stock Exchange and EuroMOT (Mercato Telematico Eurobbligazioni).

Form and Settlement:

The Notes will be issued in the form of one or more global notes in fully registered form, in a minimum denomination of US$200,000 and integral multiples of US$1,000 in excess thereof, without coupons, which will be deposited on or about May 6, 2021 (the "Closing Date") with Citibank, N.A. as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company (“DTC”). Subject to certain exceptions, beneficial interests in the global notes will be represented through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC in the United States or through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream"), in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will in turn hold interests in the global notes as indirect participants in DTC. Subject to certain exceptions, owners of beneficial interests in the global notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes under the Notes or the fiscal agency agreement governing the Notes. It is expected that delivery of the Notes will be made, against payment therefore in same-day funds, on or about May 6, 2021.

Stabilization

In connection with the offering, Morgan Stanley Europe SE or any person acting for Morgan Stanley Europe SE may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no obligation on Morgan Stanley Europe SE or any of its agents, to do this. Such transactions may be effected on the Luxembourg Stock Exchange, EuroMOT (Mercato Telematico Eurobbligazioni), in the over-the-counter market or otherwise. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted in accordance with all applicable laws and rules.

Withholding Tax:

Principal of and interest on the Notes are payable by Italy without withholding or deduction for Italian withholding taxes subject to certain exceptions, including withholding taxes that may be imposed pursuant to the EU Directive on the taxation of savings income.

Redemption:

The Notes are redeemable by Italy under the mandatory redemption provisions or at Italy’s election.

Collective Action Clauses:

The Notes will contain provisions regarding voting on amendments, modifications and waivers. These provisions are commonly referred to as collective action clauses. Under these provisions, Italy may amend certain key terms of the Notes, including the maturity date, interest rate and other payment terms, with (i) the consent of the holders of 75% of the aggregate principal amount of the outstanding Notes; or (ii) a written resolution signed by or on behalf of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes.

Governing Law:

The Notes shall be governed by, and interpreted in accordance with, the laws of the State of New York.

Underwriting:

The Underwriters named below, acting through their representatives, Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft and Morgan Stanley Europe SE, have jointly and severally agreed, subject to the terms and conditions set forth in the Form Underwriting Agreement filed as Exhibit B to the Registration Statement under Schedule B (333-234057) and incorporated by reference in the Registration Statement under Schedule B (333-249472), as amended by and adhered to by the Underwriters by means of a Pricing Agreement dated as of April 27, 2021 (as amended, the "Underwriting Agreement"), to purchase from Italy the principal amount of each series of the Notes set forth opposite their name below:

	Principal Amount
	of Notes
Underwriter	to be Purchased
Morgan Stanley Europe SE	US$	623,300,000
Citigroup Global Markets Europe AG	US$	623,300,000
Deutsche Bank Aktiengesellschaft	US$	623,400,000
Barclays Bank Ireland PLC	US$	10,000,000
BofA Securities Europe SA	US$	10,000,000
Crédit Agricole Corporate and Investment Bank	US$	10,000,000
Goldman Sachs Bank Europe SE	US$	10,000,000
BNP Paribas	US$	10,000,000
HSBC Continental Europe	US$	10,000,000
Intesa Sanpaolo S.p.A.	US$	10,000,000
J.P. Morgan AG	US$	10,000,000
MPS Capital Services Banca Per Le Imprese S.p.A.	US$	10,000,000
NatWest Markets N.V.	US$	10,000,000
Nomura Financial Products Europe GmbH	US$	10,000,000
Société Générale	US$	10,000,000
Unicredit S.p.A.	US$	10,000,000

Total	US$	2,000,000,000

Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Notes, if any are taken.

The Underwriters propose to offer the Notes at the public offering price. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

Italy has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933.

Certain of the Underwriters and their respective affiliates may have from time to time performed investment banking and/or commercial banking services for Italy in the ordinary course of business and may do so in the future. Citigroup Global Markets Europe AG is an affiliate of Citibank, N.A., which is acting as Fiscal Agent, Paying Agent and Registrar with regard to the Notes.

***

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at: www.sec.gov. Alternatively, copies of the prospectus may be obtained from Citigroup Global Markets Europe AG, Reuterweg 16, 60323 Frankfurt am Main, Germany, tel: 1-800-831-9146, Deutsche Bank Aktiengesellschaft, Mainzer Landstraße 11-17, 60329 Frankfurt am Main, Germany or by emailing debt.legal@db.com , or Morgan Stanley Europe SE, Grosse Gallusstrasse 18, 60312 Frankfurt-am-Main Germany Tel: +44 20 7677 4799 or by emailing tmglondon@morganstanley.com.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-249472

FREE WRITING PROSPECTUS RULE 433

FINAL PRICING ANNOUNCEMENT

Issuer:

The Republic of Italy.

Securities Offered:

US$ 1,500,000,000 principal amount of 3.875% Notes due 2051 (the “Notes”).

Maturity Date:

May 6, 2051.

Spread to Treasury:

167.65 bps.

Treasury Yield:

3.938%.

Benchmark Treasury:

UST 1.875% due February 15, 2051.

Redemption Basis:

At par.

Initial Price to Public:

98.897% of the principal amount of the Notes.

Purchase Price by the Underwriters:

98.647% of the principal amount of the Notes.

Underwriting Commission:

0.25% of the principal amount of the Notes.

Interest Rate:

The Notes will bear interest from May 6. 2021 at the rate of 3.875% per annum, payable on November 6, 2021 and thereafter semi-annually in arrears.

Interest Payment Dates:

May 6 and November 6 of each year commencing November 6, 2021, unless any Interest Payment Date would otherwise fall on a day which is not a Banking Day, in which case the interest Payment Date shall be the immediately succeeding Banking Day without any interest or other payment as a result of the delay. Interest will be paid to the persons in whose names the Notes are registered at the close of business on the preceding April 22 and October 23 as the case may be (the "Record Date"). Interest will be calculated on the basis of a 360-day year of twelve 30-day months. "Banking Day" means any day that is a day on which banking institutions in The City of New York are not generally authorized or obligated by law, regulation or executive order to close.

Listing:

Application has been made to list the Notes on the Luxembourg Stock Exchange and EuroMOT (Mercato Telematico Eurobbligazioni).

Form and Settlement:

The Notes will be issued in the form of one or more global notes in fully registered form, in a minimum denomination of US$200,000 and integral multiples of US$1,000 in excess thereof, without coupons, which will be deposited on or about May 6, 2021 (the "Closing Date") with Citibank, N.A. as custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company (“DTC”). Subject to certain exceptions, beneficial interests in the global notes will be represented through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC in the United States or through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream"), in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will in turn hold interests in the global notes as indirect participants in DTC. Subject to certain exceptions, owners of beneficial interests in the global notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes under the Notes or the fiscal agency agreement governing the Notes. It is expected that delivery of the Notes will be made, against payment therefore in same-day funds, on or about May 6, 2021.

Stabilization

In connection with the offering, Morgan Stanley Europe SE or any person acting for Morgan Stanley Europe SE may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no obligation on Morgan Stanley Europe SE or any of its agents, to do this. Such transactions may be effected on the Luxembourg Stock Exchange, EuroMOT (Mercato Telematico Eurobbligazioni), in the over-the-counter market or otherwise. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted in accordance with all applicable laws and rules.

Withholding Tax:

Principal of and interest on the Notes are payable by Italy without withholding or deduction for Italian withholding taxes subject to certain exceptions, including withholding taxes that may be imposed pursuant to the EU Directive on the taxation of savings income.

Redemption:

The Notes are redeemable by Italy under the mandatory redemption provisions or at Italy’s election.

Collective Action Clauses:

The Notes will contain provisions regarding voting on amendments, modifications and waivers. These provisions are commonly referred to as collective action clauses. Under these provisions, Italy may amend certain key terms of the Notes, including the maturity date, interest rate and other payment terms, with (i) the consent of the holders of 75% of the aggregate principal amount of the outstanding Notes; or (ii) a written resolution signed by or on behalf of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes.

Governing Law:

The Notes shall be governed by, and interpreted in accordance with, the laws of the State of New York.

Underwriting:

The Underwriters named below, acting through their representatives, Citigroup Global Markets Europe AG, Deutsche Bank Aktiengesellschaft and Morgan Stanley Europe SE, have jointly and severally agreed, subject to the terms and conditions set forth in the Form Underwriting Agreement filed as Exhibit B to the Registration Statement under Schedule B (333-234057) and incorporated by reference in the Registration Statement under Schedule B (333-249472), as amended by and adhered to by the Underwriters by means of a Pricing Agreement dated as of April 27, 2021 (as amended, the "Underwriting Agreement"), to purchase from Italy the principal amount of each series of the Notes set forth opposite their name below:

	Principal Amount
	of Notes
Underwriter	to be Purchased
Morgan Stanley Europe SE	US$	467,500,000
Citigroup Global Markets Europe AG	US$	467,500,000
Deutsche Bank Aktiengesellschaft	US$	467,500,000
Barclays Bank Ireland PLC	US$	7,500,000
BofA Securities Europe SA	US$	7,500,000
Crédit Agricole Corporate and Investment Bank	US$	7,500,000
Goldman Sachs Bank Europe SE	US$	7,500,000
BNP Paribas	US$	7,500,000
HSBC Continental Europe	US$	7,500,000
Intesa Sanpaolo S.p.A.	US$	7,500,000
J.P. Morgan AG	US$	7,500,000
MPS Capital Services Banca Per Le Imprese S.p.A.	US$	7,500,000
NatWest Markets N.V.	US$	7,500,000
Nomura Financial Products Europe GmbH	US$	7,500,000
Société Générale	US$	7,500,000
Unicredit S.p.A.	US$	7,500,000

Total	US$	1,500,000,000

Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Notes, if any are taken.

The Underwriters propose to offer the Notes at the public offering price. After the Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

Italy has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933.

Certain of the Underwriters and their respective affiliates may have from time to time performed investment banking and/or commercial banking services for Italy in the ordinary course of business and may do so in the future. Citigroup Global Markets Europe AG is an affiliate of Citibank, N.A., which is acting as Fiscal Agent, Paying Agent and Registrar with regard to the Notes.

***

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at: www.sec.gov. Alternatively, copies of the prospectus may be obtained from Citigroup Global Markets Europe AG, Reuterweg 16, 60323 Frankfurt am Main, Germany, tel: 1-800-831-9146, Deutsche Bank Aktiengesellschaft, Mainzer Landstraße 11-17, 60329 Frankfurt am Main, Germany or by emailing debt.legal@db.com , or Morgan Stanley Europe SE, Grosse Gallusstrasse 18, 60312 Frankfurt-am-Main Germany Tel: +44 20 7677 4799 or by emailing tmglondon@morganstanley.com.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.